UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 17, 2009

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2009, the Board of Directors approved the recommendation of the Compensation, Governance and Nominating (CGN) Committee that William P. Barr and Robert H. Spilman, Jr. be elected Directors of the Board effective December 18, 2009, to serve until the next annual election of Directors.  In addition, the Board approved the recommendations of the CGN Committee to appoint Mr. Barr to the Finance and Risk Oversight Committee and Mr. Spilman to the Audit Committee, also effective December 18, 2009.

Upon election, Messrs. Barr and Spilman will receive compensation for their services pursuant to the terms and conditions of the Dominion Resources, Inc. Non-Employee Directors Compensation Plan, as amended and restated effective December 17, 2009, and each will enter into the Advancement of Expenses agreement approved by the Board of Directors on October 24, 2008.

Item 9.01 Financial Statements and Exhibits.

Exhibit
99	Dominion Resources, Inc. press release dated December 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Vice President – Governance and Corporate Secretary

Date:  December 18, 2009